AMENDMENT NO. 1

TO THE AMENDED AND RESTATED

MASTER PLAN AND AGREEMENT OF DISTRIBUTION

(Investor Class Shares)

The Amended and Restated Master Plan and Agreement of Distribution (Investor Class Shares) (the “Plan”), dated as of July 1, 2003, pursuant to Rule 12b-1, is hereby amended, effective October 1, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“Schedule A

to the Amended and Restated

Master Plan and Agreement of Distribution Pursuant to Rule 12b-1

(Investor Class)

Registered Investment Company	Funds
AIM Bond Funds, Inc.
INVESCO High Yield Fund
INVESCO Select Income Fund
INVESCO Tax-Free Bond Fund
INVESCO U.S. Government Securities Fund

AIM Combination Stock & Bond Funds, Inc.
INVESCO Balanced Fund
INVESCO Core Equity Fund
INVESCO Total Return Fund

AIM International Funds, Inc. II
INVESCO European Fund
INVESCO International Blue Chip Value Fund

AIM Sector Funds, Inc.
INVESCO Energy Fund
INVESCO Financial Services Fund
INVESCO Gold & Precious Metals Fund
INVESCO Health Sciences Fund
INVESCO Leisure Fund
INVESCO Real Estate Opportunity Fund
INVESCO Technology Fund
INVESCO Telecommunications Fund
INVESCO Utilities Fund

AIM Stock Funds, Inc.
INVESCO Dynamics Fund
INVESCO Growth Fund
INVESCO Growth & Income Fund
INVESCO Mid-Cap Growth Fund
INVESCO Small Company Growth Fund
INVESCO S&P 500 Index Fund
INVESCO Value Equity Fund”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: October 1, 2003

AIM BOND FUNDS, INC.

AIM COMBINATION STOCK & BOND FUNDS, INC.

AIM INTERNATIONAL FUNDS, INC. II

AIM SECTOR FUNDS, INC.

AIM STOCK FUNDS, INC.

By:	/s/ Kevin M. Carome
Name:	Kevin M. Carome
Title:	Senior Vice President

ATTEST:

/s/ Ofelia M. Mayo
Name:
Title:

A I M DISTRIBUTORS, INC.

By:	/s/ Gene L. Needles
Name:	Gene L. Needles
Title:	President

ATTEST:

/s/ Ofelia M. Mayo
Name:
Title:

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